SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2004

SPANTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-25124	65-0782227

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5192 10th Avenue North, Suite D, Lake Worth, FL 33463

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (804) 967-4258

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Acquisition or Disposition of Assets. On March 5, 2004, Spantel 2000, the Corporation’s wholly owned subsidiary, acquired ABC Telemarketing S.L. (“ABC”), a Spanish company, located in Malaga (South of Spain) from Jose Ramon Basterra, the Corporation’s President and Chief Executive Officer. The consideration for the purchase was $3,737.56US. ABC is engaged in marketing activities in the telecommunications arena and prior to its acquisition, provided telemarketing services to generate new customers for Spantel 2000, as well as operated a customer service center for Spantel 2000’s base of customers. ABC performed similar services for Spantel 2000 during the previous years and was its principal customer. In addition, approximately 80% of Spantel 2000’s current customers were identified and secured based on the telemarketing activities of ABC. ABC owns 100% of Spansurf, which is an ISP provider to individuals and business-to-business, based in Malaga (Spain). Spantel 2000 currently offers Spansurf to its customers.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANTEL COMMUNICATIONS, INC.
By:	/s/ Jose Ramon Basterra
Its: President

Dated: January 26, 2005

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